UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2023

GETAROUND, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40152	85-3122877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Green Street

San Francisco, California 94111

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 295-5725

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GETR	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Common Stock, each at an exercise price of $11.50 per share	GETR WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in a Notification of Late Filing on Form 12b-25 filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2023, Getaround, Inc. (the “Company”) was unable to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Annual Report”), by the applicable due date. The Company requires additional time to finalize its financial statements for the fiscal year ended December 31, 2022, because it requires additional time to complete certain open audit and technical accounting matters, including items related to preliminary purchase price allocation of the business combination with InterPrivate II Acquisition Corp. (“InterPrivate II”) and consolidation of the Company’s results into InterPrivate II’s financial statements. On April 18, 2023, the Company received written notice from the New York Stock Exchange (the “NYSE”) that the Company was not in compliance with the continued listing standard set forth in Section 802.01E of the NYSE Listed Company Manual, which requires timely filing of all required periodic reports with the SEC, because of the Company’s failure to timely file the Annual Report.

In accordance with the NYSE Listed Company Manual, the Company intends to notify the NYSE of its intent to cure the filing delinquency and return to compliance with the NYSE continued listing standards. Under Section 802.01E of the NYSE Listed Company Manual, the Company can regain compliance by filing the Annual Report within six months of the Annual Report’s filing due date. If the Company fails to file the Annual Report by such date, the Company may submit a request for the NYSE’s consideration to allow the Company’s securities to trade for an additional six-month trading period. If the NYSE determines that an additional six-month trading period is not appropriate, suspension and delisting procedures will commence pursuant to Section 804.00 of the NYSE Listed Company Manual. If the NYSE determines that an additional trading period of up to six months is appropriate and the Company fails to regain compliance by the end of that period, suspension and delisting procedures will generally commence.

As previously disclosed in the Company’s Current Reports on Form 8-K filed with the SEC on February 1, 2023, and March 31, 2023, the Company also received written notices from the NYSE on January 30, 2023, and March 27, 2023, that it was not in compliance with (i) Section 802.01C of the NYSE Listed Company Manual because the average closing price of the Company’s common stock was less than $1.00 over a consecutive 30 trading-day period and (ii) Section 802.01B of the NYSE Listed Company Manual because the average global market capitalization of the Company over a consecutive 30 trading-day period was less than $50 million and, at the same time, its last reported stockholders’ equity was less than $50 million. In connection with each of these notices, the Company notified the NYSE that it intends to cure the respective deficiencies and return to compliance with the applicable NYSE continued listing standards. The Company is currently within the six-month cure period following receipt of the January notice for the stock price deficiency.

The April notice has no immediate effect on the listing of the Company’s common stock. If the Company timely submits to the NYSE a plan (the “Plan”) to bring the Company into compliance with the minimum global market capitalization listing standard within 18 months of receipt of the March notice, and the NYSE accepts the Plan, the Company’s common stock will continue to be listed and trade on the NYSE during the six-month cure period following receipt of the January notice for the stock price deficiency. If the stock price deficiency is cured within such six-month cure period, the Company’s common stock will continue to be listed and trade on the NYSE during the six-month cure period following receipt of the April notice for the filing delinquency, subject to the Company’s compliance with other NYSE continued listing standards and, in the case of the global market capitalization listing standard, continued periodic review by the NYSE of the Company’s progress with respect to the Plan.

Item 8.01 Other Events.

As previously disclosed, on December 8, 2022, the Company issued $175.0 million aggregate principal amount of its 8.00% / 9.50% Convertible Senior Secured PIK Toggle Notes due 2027 (the “Convertible Notes”) under the Indenture, dated as of December 8, 2022 (the “Convertible Notes Indenture”), by and among the Company, the subsidiary guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent. The Convertible Notes are convertible at the option of the noteholders into shares of the Company’s common stock at any time until the close of business on the second scheduled trading day immediately before December 8, 2027, the maturity date of the Convertible Notes.

The Convertible Notes Indenture provides that the initial conversion price shall be automatically adjusted downward to a variable amount (not less than $9.21 per share) based on the average of the daily volume-weighted average trading price (“VWAP”) of the Company’s common stock for the 90 trading days after the issue date of the Convertible Notes and other conditions being met. Pursuant to the terms of the Convertible Notes Indenture, effective as of April 21, 2023, the conversion price for the Convertible Notes was automatically adjusted downward to the minimum conversion price of $9.21 per share, which is equivalent to a conversion rate of approximately 108.58 shares of common stock per $1,000 principal amount of Convertible Notes. Prior to the adjustment to the conversion price described above, the initial conversion rate of the Convertible Notes was 86.96 shares of common stock per $1,000 principal amount of Convertible Notes, which was equivalent to an initial conversion price of approximately $11.50 per share. Immediately after giving effect to the foregoing conversion price adjustment, the aggregate number of shares of the Company’s common stock issuable upon conversion of the Convertible Notes is 19,001,085, compared to an aggregate of 15,218,000 shares before giving effect to the conversion price adjustment.

The conversion price remains subject to further adjustments as provided in the Convertible Notes Indenture, including adjustments in connection with certain issuances or deemed issuances of the Company’s common stock at a price less than the then-effective conversion price, at any time prior to the close of business on the second scheduled trading day immediately before the maturity date of the Convertible Notes.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events, such as the Company’s plan to notify the NYSE of its intent to cure the continued listing requirement deficiency and any potential plans to cure the deficiency. In some cases, you can identify forward-looking statements by terminology such as “intends,” “plans,” and “will,” or the negative of these terms or variations of them or similar terminology. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, many of which are beyond our control, including the Company’s ability to regain compliance with the continued listing standards of the NYSE within the applicable cure periods; the Company’s ability to continue to comply with applicable listing standards of the NYSE; and the other factors under the heading “Risk Factors” in our Current Report on Form 8-K filed with the SEC on December 14, 2022, and in other filings that the Company has made and may make with the SEC in the future. All of the forward-looking statements made in this Current Report on Form 8-K are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or our business or operations. Such statements are not intended to be a guarantee of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. You should not place undue reliance on these forward-looking statements, which are made only as of the date of this Current Report on Form 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETAROUND, INC.

Date: April 24, 2023	/s/ Spencer Jackson
Name: Spencer Jackson
Title: General Counsel and Secretary